Exhibit 99.1

                                  June 11, 1999

BellSouth Wireless, Inc.
1155 Peachtree Street
Suite 1900
Atlanta, GA 30309

Attention: Mr. Joel L. A. Peterson
           Mr. John J. Jenkins

Gentlemen:

         This non-binding memorandum of understanding expresses the intent of NumereX Corporation ("NMRX") and BellSouth Wireless, Inc. ("BLS") to restructure certain economic and other provisions of the Operating Agreement (the "Operating Agreement") of Cellemetry LLC ("Cellemetry"), a Delaware limited liability company, in order to better position Cellemetry for a mutually beneficial future. Set forth below are the principal understandings and business terms between NMRX and BLS which will be embodied in a definitive amendment to the Operating Agreement and other appropriate documents:

         1. NMRX and BLS will adopt a mutually acceptable revised 5 year business plan for Cellemetry beginning as of May 15, 1999 through May 15, 2004. All respective rights between the parties under Sections 12.13 and 12.17 of the Operating Agreement that presently trigger 3 years from May 15, 1998 will be revised to trigger May 15, 2002 and all financial performance tests will be amended to reflect the revised business plan. Section 12.17(a) of the Cellemetry Operating Agreement will be revised to reflect that the price at which BLS may put its ownership interest to NMRX will be $17 million with no interest compounding thereon.

         2. BLS will be issued $3 million of 8% Series A Convertible, Redeemable Preferred Stock of NMRX (the "Preferred Stock"). The Preferred Stock will be convertible into 625,000 shares of NMRX common stock beginning the earlier of
(i) May 15, 2002, if, at any time prior to the conversion date, the average reported closing sales price for the NMRX common stock over 20 trading days in any 60 day period equals or exceeds $7.00 or (ii) May 15, 2003.

         3. Cellemetry will seek to find either a foreign carrier or strategic investor ("Third Party Investment") to invest new capital in exchange for up to 15% of Cellemetry. In connection with any such Third Party Investment, NMRX's ownership interest in Cellemetry will not be diluted below 51% and BLS will not be diluted below 34%. The provisions contained in Section 7.2.1 of the Operating Agreement, to the extent applicable to the Third Party Investment, except as to price, and other provisions to be discussed, will be revised to reflect that BLS's consent to the actions described therein will not be unreasonably withheld.

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         4. From and including May 15, 1999, NMRX will be under no obligation to make any additional capital contributions to Cellemetry. To the extent NMRX does make additional capital contributions to Cellemetry prior to the Third Party Investment, BLS's interest in profits and losses will not be reduced by such contributions, but instead such contributions will be credited solely to NMRX's capital account.

         5. BLS and NMRX will both use their respective commercially reasonable best efforts to negotiate an amendment to the Operating Agreement and to negotiate documents relating to the Preferred Stock consistent with Exhibit A attached hereto that include the above understandings and terms; such agreement and such other documents as deemed necessary by BLS and NMRX to be executed as soon as practicable.

         6. This letter is governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this letter to the laws of another jurisdiction.

         Although this letter expresses the intentions of the parties as herein provided, nothing herein set forth shall be construed as or be deemed to constitute a legally enforceable or binding right or obligation of any of them, and no party will be bound, legally or otherwise, until definitive agreements regarding the matters set forth above are executed by the parties and other persons who shall be appropriate signatories; provided, however, the covenants set forth above in paragraphs 5 and 6 shall be binding in consideration of the efforts of the parties to proceed toward preparation of definitive agreements respecting the transactions outlined above.

         If the foregoing accurately summarizes our mutual understanding, please sign this letter in the space provided below.


                                                         Very truly yours,

                                                         NUMEREX CORPORATION


                                                         By: /s/ A. Ryan
                                                             -------------------

ACCEPTED AND AGREED:

BELLSOUTH WIRELESS, INC.

By: /s/ John J. Jenkins
    -------------------

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                                                                       Exhibit A

                                  NUMEREX CORP.
                           CONVERTIBLE PREFERRED STOCK

                                   TERM SHEET

         The following is a term sheet relating to the placement of up to 30,000 shares at $100 per share Stated Value of Series A Convertible Preferred Stock of NumereX Corp. The obligations of the Issuer and the Investor to close the investment described in the Term Sheet are subject in their entirety to agreement to the terms of the definitive documentation to be executed and delivered in connection with the placement.

Issuer:                              NumereX Corp., a Pennsylvania corporation
                                     (the "Company")

Purchaser:                           BellSouth Wireless, Inc. (the "Investor")

Type of Security:                    Series A Preferred Stock ("Series A
                                     Preferred")

Stated Value:                        $100 per share of Series A Preferred

Amount:                              30,000 shares of Series A Preferred

Dividends:                           A cumulative compound dividend on the
                                     Series A Preferred would accrue as of the closing date at a rate of 8% per annum, payable on a quarterly basis. Accrued dividends would be payable (a) if, as and when determined by the Company's Board of Directors, (b) upon the liquidation or winding up of the Company, or (c) upon redemption of the Series A Preferred. No dividends may be declared and/or paid on the Common Stock until all dividends have been paid in full on the Series A
                                     Preferred. Dividends will cease to accrue in the event that the Investor converts its holdings to Common Stock. In the event the Company fails to pay dividends for two consecutive quarters, the Investor would be entitled to designate one Director to serve on the Company's Board of Directors.

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Liquidation Preference:              In the event any liquidation, dissolution
                                     or winding up of the Company, whether
                                     voluntary or involuntary, the Investor
                                     would be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of the Common Stock, the amount of $100 per share of Series A Preferred (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all unpaid dividends on such shares for each share of Series A Preferred then held by the Investor. After the payment of such liquidation preference, the Investor would share on a prorata basis with the holders of all other Capital Stock of the Company in any available distributions.

                                     A consolidation or merger of the Company or sale of all or substantially all of its assets (as defined in the definitive agreements) would be deemed, at the Investor's option, to be a liquidation or winding up for purposes of the liquidation preference.

Conversion:                          Optional Conversion:  The Series A
                                     Preferred would be convertible at any time after May 14, 2003 at the option of the holder thereof into 625,000 shares of Common Stock subject to adjustment for certain events.

                                     Early Conversion: (A) the Series A
                                     Preferred would be convertible at any time at the option of the Investor into 625,000 shares of Common Stock upon announcement of a transaction or event resulting in a Change in Control; (B) For a one year period beginning May 15, 2002 and ending May 14, 2003, the Series A Preferred would be convertible at the option of the Investor into 625,000 shares of Common Stock, if at any time from the closing date to the conversion date, the closing price of the Company's Common Stock equals or exceeds an average of $7.00 per share for 20 trading days in any 60 day period.

Change of Control:                   A "Change in Control" shall be deemed to
                                     occur if:

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                                     1. Any person, excluding employee benefit
                                        plans of the Company, is or becomes the
                                        "beneficial owner" (as defined in Rules
                                        13d-3 and 13d-5 under the Securities
                                        Exchange Act), directly or indirectly,
                                        or securities of the Company
                                        representing twenty-five percent (25%)
                                        or more of the combined voting power of
                                        the Company's then outstanding
                                        securities, provided, however, that such an acquisition of beneficial ownership representing between twenty-five percent (25%) and fifty percent (50%), inclusive, of such voting power shall not be considered a Change in Control if the Board approves such acquisition either prior to or immediately after its occurrence;

                                     2. The Company consummates a merger,
                                        consolidation, share exchange, or other
                                        reorganization or transaction of the
                                        Company (a "Fundamental Transaction")
                                        with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power immediately after such Fundamental Transaction of (x) the Company's outstanding securities or (y) the surviving entity's outstanding securities;

                                     3. The stockholders of the Company approve
                                        a plan of complete liquidation or
                                        winding-up of the Company or an
                                        agreement for the sale or disposition
                                        (in one transaction or a series of
                                        transactions) of all or substantially
                                        all of the Company's assets; or

                                     4. Any event or series of events results in
                                        the Directors on the Board of Directors
                                        who were Directors prior to the event or series of events (or Directors nominated by such Directors) cease to constitute a majority of the Board of Directors or of any parent of or successor to the Company.

                                     Notwithstanding anything to the contrary herein, a divestiture or spin-off of a subsidiary of the Company other than Cellemetry LLC shall not by itself constitute a "Change in Control."

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Antidilution Provisions:             In the event of stock splits, stock
                                     dividends, reorganizations, mergers,
                                     consolidations or sale of assets, there
                                     would be a proportional adjustment in the conversion price and in the number of shares of Common Stock to be received upon conversion.

                                     In the event that the Company issues or
                                     sells any Common Stock (at any time after the original issue date for the Series A Preferred) or warrants, options, convertible securities or other rights to purchase Common Stock ("Common Stock equivalents") at a price per share less than the then fair market value of the Common Stock, the Series A Preferred shares would be provided anti-dilution protection in accordance with a formula to be set forth in the Series A Preferred financing documentation, provided, however, that such anti-dilution protection would not apply to future issuances of shares of Common Stock pursuant to employee benefit plans adopted by the Board of Directors.

Board Observer Rights:               The Investor would be entitled to designate
                                     a person reasonably acceptable to the
                                     Company to attend Board meetings as an
                                     invitee, who shall have all of the
                                     privileges and benefits of a Director of the Company except voting rights.

Restrictions and Limitations:        Consent of the Series A Preferred, voting
                                     as a separate voting group, would be
                                     required for any actions which:



                                     (i)   alter or change the rights,
                                           preferences or privileges of the
                                           Series A Preferred;

                                     (ii)  increase the authorized number of
                                           shares of Series A Preferred;

                                     (iii) create any new class or series of
                                           stock which has preference over or is
                                           on parity with the Series A
                                           Preferred; or

                                     (iv)  involve a repurchase or other
                                           acquisition of shares of the
                                           Company's stock other than
                                           repurchases of common stock with a
                                           value not in excess of $1.5 million
                                           on an annual basis as long as the
                                           Company is current in its dividends
                                           on the Series A Preferred, and other
                                           than pursuant to redemption
                                           provisions described below under
                                           "Redemption."

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Redemption:                          At the option of the Company, the Company
                                     may redeem all, but not less than all, of the Series A Preferred on the dates and the amounts that follow, plus accrued but unpaid dividends:

                                                          Amount Payable
                                          Date            Upon Redemption
                                          ----            ---------------
                                     May 15, 2000           $4,225,000

                                     May 15, 2001           $6,350,000

                                     May 15, 2002           $8,980,000

Conditions precedent to Investor's   (i)   Execution of amendment to the
obligation to invest:                      Cellemetry LLC Operating Agreement.

                                     (ii)  Legal documentation reasonably
                                           satisfactory to Investor and
                                           Investor's counsel.

                                     (iii) Satisfactory completion of due
                                           diligence.

Registration Rights:                 The Investor would have the following
                                     registration rights with respect to shares of Company Common Stock to be issued on conversion at the Company's expense:

                                     (i)   Three (3) piggyback rights, except
                                           that the underwriter would have the
                                           right to limit what is sold, so
                                           market price is not adversely
                                           affected.

                                     (ii)  One (1) S-3 demand registration (or
                                           short-form registration), if the
                                           Company qualifies for the use of such
                                           short-form registration statements.

                                     (iii) The Company would not grant future
                                           piggyback rights more favorable than
                                           those granted to the Investor without
                                           granting the Investor such more
                                           favorable rights.

                                     (iv)  The Company would comply with all
                                           necessary requirements to enable the
                                           Investor and any transferees to sell
                                           shares under Rule 144.

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Purchase Agreement:                  The purchase of the Company's Series A
                                     Preferred would be made pursuant to a
                                     Series A Convertible Preferred Purchase
                                     Agreement drafted by counsel to the Company which would be mutually agreeable to the Company and the Investor. This agreement would contain, among other things, usual and customary representations and warranties of the Company and the Investor, covenants of the Company and the Investor reflecting the provisions set forth herein and other usual and customary covenants, and appropriate conditions of closing, including among other things, qualification of the shares under applicable Blue Sky laws and the filing of a certificate of designation to authorize the Series A Preferred, (such certificate to be drafted by counsel to the Investor) and an opinion of counsel. Until the Purchase Agreement is signed, there would not exist any binding obligation on the part of either party to consummate the transaction. This Term Sheet does not constitute a contractual commitment of the Company or the Investor or an obligation of either party to negotiate with the other.


Intent of Parties:                   The parties agree to proceed in good faith
                                     to execute and deliver definitive
                                     agreements incorporating the terms outlined above and such additional terms as are customary for transactions of the type described herein. This Term Sheet expresses the intent of the parties and is not legally binding on any of them unless and until such mutually satisfactory definitive agreements are executed and delivered by the undersigned.

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